EXHIBIT 12
FIRSTENERGY CORP.
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31
	2011	2010
	(Dollars in millions)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$45	$149
Interest and other charges, before reduction for amounts capitalized and deferred	231	214
Provision for income taxes	78	111
Interest element of rentals charged to income (a)	36	39

Earnings as defined	$390	$513

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$231	$214
Interest element of rentals charged to income (a)	36	39

Fixed charges as defined	$267	$253

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	1.46	2.03

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12
FIRSTENERGY SOLUTIONS CORP.
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31
	2011	2010
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$35,934	$79,926
Interest and other charges, before reduction for amounts capitalized and deferred	53,977	51,949
Provision for income taxes	20,116	44,371
Interest element of rentals charged to income (a)	21,798	22,986

Earnings as defined	$131,825	$199,232

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$53,977	$51,949
Interest element of rentals charged to income (a)	21,798	22,986

Fixed charges as defined	$75,775	$74,935

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	1.74	2.66

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined

EXHIBIT 12
OHIO EDISON COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31
	2011	2010
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$30,140	$36,161
Interest and other charges, before reduction for amounts capitalized and deferred	22,145	22,310
Provision for income taxes	17,491	19,609
Interest element of rentals charged to income (a)	14,713	16,415

Earnings as defined	$84,489	$94,495

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$22,145	$22,310
Interest element of rentals charged to income (a)	14,713	16,415

Fixed charges as defined	$36,858	$38,725

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.29	2.44

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined

EXHIBIT 12
THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31
	2011	2010
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$13,201	$13,995
Interest and other charges, before reduction for amounts capitalized and deferred	33,078	33,621
Provision for income taxes	4,436	10,843
Interest element of rentals charged to income (a)	452	451

Earnings as defined	$51,167	$58,910

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$33,078	$33,621
Interest element of rentals charged to income (a)	452	451

Fixed charges as defined	$33,530	$34,072

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	1.53	1.73

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined

EXHIBIT 12
THE TOLEDO EDISON COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31
	2011	2010
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$5,847	$7,509
Interest and other charges, before reduction for amounts capitalized and deferred	10,443	10,487
Provision for income taxes	1,735	5,382
Interest element of rentals charged to income (a)	7,543	8,175

Earnings as defined	$25,568	$31,553

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$10,443	$10,487
Interest element of rentals charged to income (a)	7,543	8,175

Fixed charges as defined	$17,986	$18,662

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	1.42	1.69

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined

EXHIBIT 12
JERSEY CENTRAL POWER & LIGHT COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31
	2011	2010
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$19,553	$29,226
Interest and other charges, before reduction for amounts capitalized and deferred	30,682	29,928
Provision for income taxes	18,078	23,530
Interest element of rentals charged to income (a)	1,529	1,646

Earnings as defined	$69,842	$84,330

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$30,682	$29,928
Interest element of rentals charged to income (a)	1,529	1,646

Fixed charges as defined	$32,211	$31,574

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.17	2.67

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined

EXHIBIT 12
METROPOLITAN EDISON COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31
	2011	2010
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$22,587	$12,315
Interest and other charges, before reduction for amounts capitalized and deferred	13,057	13,773
Provision for income taxes	5,951	12,266
Interest element of rentals charged to income (a)	280	517

Earnings as defined	$41,875	$38,871

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$13,057	$13,773
Interest element of rentals charged to income (a)	280	517

Fixed charges as defined	$13,337	$14,290

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.14	2.72

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined

EXHIBIT 12
PENNSYLVANIA ELECTRIC COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31
	2011	2010
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$17,306	$17,299
Interest and other charges, before reduction for amounts capitalized and deferred	17,234	17,290
Provision for income taxes	11,788	17,157
Interest element of rentals charged to income (a)	875	878

Earnings as defined	$47,203	$52,624

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$17,234	$17,290
Interest element of rentals charged to income (a)	875	878

Fixed charges as defined	$18,109	$18,168

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.61	2.90

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined